Exhibit 99.1

DZS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On April 5, 2024, DZS Inc. (“DZS”) and DZS California Inc. ("DZS California"), a wholly owned subsidiary of DZS, consummated the previously disclosed sale of the Asia business contemplated by the Stock Purchase Agreement, dated as of January 5, 2024, as amended (the “Stock Purchase Agreement”), among DZS, DZS California, and DASAN Networks, Inc., a Korean company and significant shareholder of the Company (“DNI”). Pursuant to the Stock Purchase Agreement, DZS California sold to DNI all of the equity interests in DASAN Network Solutions, Inc., a Korean company (“DNS”), D-Mobile Limited, a Chinese company, DZS Vietnam Company Limited, a Vietnamese company, Dasan India Private Limited, an Indian company, and DZS Japan, Inc., a Japanese company (collectively, the “Asia” business) for a purchase price consisting of approximately $3.8 million in cash, net of certain adjustments, and the elimination of approximately $34.3 million in debt and interest owed to DNI at the transaction date.
The following unaudited pro forma condensed consolidated financial statements as of and for the three-month period ended March 31, 2024 and for the year ended December 31, 2023, the date of the latest publicly available financial information for DZS Inc. and subsidiaries (collectively, the “Company”), gives effect to the divestiture of its Asia business pursuant to Article 11 of Regulation S-X or Rule 8-05 of Regulation S-X. DZS and its subsidiaries (collectively, the “Company”) had previously recognized the Asia business as discontinued operations within the consolidated financial statements as of and for the three-month period ended March 31, 2024, and therefore those historical financial statements of the Company were previously reported to exclude the results of operations from its Asia business from continuing operations within its statement of comprehensive loss. Additionally, the assets and liabilities of the Asia business were previously recognized as assets or liabilities held for sale within its consolidated balance sheet.
The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2024 is presented as if the Asia divestiture had occurred on March 31, 2024. The following unaudited pro forma condensed consolidated statements of comprehensive loss for the three-month period ended March 31, 2024 and for the year ended December 31, 2023 are presented on a basis to reflect the Asia divestiture as if it had occurred on January 1, 2023. For purposes of the consolidated statement of comprehensive loss for the year ended December 31, 2023, the exclusion of the operating results of the Asia business have been incorporated, on a pro forma basis, within the adjustments labeled “Asia Divestiture.” The other adjustments shown on the unaudited pro forma condensed consolidated financial information are transaction accounting adjustments.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements and the notes to the unaudited pro forma condensed consolidated financial statements are based on, and should be read in conjunction with, the Company’s historical audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the historical unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2024.
The Company's historical consolidated financial information has been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (i) directly attributable to the Asia divestiture, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statement of comprehensive loss, expected to have a continuing impact on the Company's results of operations. The resulting unaudited pro forma condensed consolidated financial statements do not include any management adjustments related to cost savings, operating synergies, tax benefits or revenue enhancements (or the necessary costs to achieve such benefits) that are expected to result from the Asia divestiture.
The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the Asia divestiture. The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what actual results of operations or the consolidated financial position would have been had the Asia divestiture occurred on the applicable date assumed, nor are they necessarily indicative of our future consolidated results of operations or financial position.

DZS Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2024
(In thousands)

		Asia	Transaction
	Historical	Divestiture	Accounting
	Note 3 (a)	Note 3 (b)	Adjustments	Note 3	Pro Forma
Current assets:
Cash and cash equivalents	$2,636	$—	$3,784	(d)	$6,420
Restricted cash	1,285	—	—		1,285
Accounts receivable	38,428	—	—		38,428
Other receivables	453	—	—		453
Inventories	31,807	—	—		31,807
Contract assets	756	—	—		756
Prepaid expenses and other current assets	7,807	—	—		7,807
Current assets held for sale	89,378	(89,378)	—		—
Total current assets	172,550	(89,378)	3,784		86,956
Property, plant, and equipment, net	2,801	—	—		2,801
Right-of-use assets from operating leases	3,929	—	—		3,929
Intangible assets, net	23,875	—	—		23,875
Other assets	12,959	—	—		12,959
Non-current assets held for sale	6,574	(6,574)	—		—
Total assets	$222,688	$(95,952)	$3,784		$130,520

Current liabilities:
Accounts payable-trade	$35,805	—	1,413	(e), (f)	$37,218
Contract liabilities	14,825	—	—		14,825
Operating lease liabilities	2,647	—	—		2,647
Accrued and other liabilities	25,109	—	—		25,109
Current liabilities held for sale	71,204	(66,380)	(4,824)	(d)	—
Total current liabilities	149,590	(66,380)	(3,411)		79,799
Long-term debt	7,641	—	—		7,641
Contract liabilities - non-current	2,021	—	—		2,021
Operating lease liabilities - non-current	3,909	—	—		3,909
Pension liabilities	11,136	—	—		11,136
Other long-term liabilities	1,547	—	—		1,547
Non-current liabilities held for sale	31,849	(2,392)	(29,457)	(d)	—
Total liabilities	207,693	(68,772)	(32,868)		106,053
Commitments and contingencies
Stockholders' equity:
Common stock	36	—	—		36
Additional paid-in-capital	307,358	—	—		307,358
Accumulated other comprehensive income	(9,805)	11,329	—		1,524
Accumulated deficit	(282,594)	(38,509)	36,652	(d), (e), (f)	(284,451)
Total stockholders' equity	14,995	(27,180)	36,652		24,467
Total liabilities and stockholders' equity	$222,688	$(95,952)	$3,784		$130,520

DZS Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss
For the three months ended March 31, 2024
(In thousands, except per share data)

		Transaction
	Historical	Accounting
	Note 3 (a)	Adjustments	Note 3	Pro Forma
Net revenue	$27,667	$—		$27,667
Cost of revenue	15,054	—		15,054
Gross profit	12,613	—		12,613
Operating expenses:
Research and product development	7,034	—		7,034
Selling, marketing, general and administrative	14,993	—		14,993
Restructuring and other charges	288	—		288
Impairment of long-lived assets	—	—		—
Amortization of intangible assets	1,190	—		1,190
Total operating expenses	23,505	—		23,505
Operating loss	(10,892)	—		(10,893)
Interest expense, net	(1,213)	—		(1,213)
Other income (expense), net	(324)	—		(324)
Income/(loss) before income taxes	(12,429)	—		(12,429)
Income tax provision (benefit)	1,106	—	(j)	1,106
Net income/(loss) from continuing operations	(13,535)	—		(13,535)
Income/(loss) from discontinued operations (net of income tax benefit)	(5,171)	5,171	(g)	—
Net income/(loss)	(18,706)	5,171		(13,535)

Foreign currency translation adjustments	(1,320)	1,357	(h)	37
Actuarial loss	(38)	—		(38)
Comprehensive income/(loss)	$(20,064)	$6,528		$(13,536)

Net income/(loss) from continuing operations per share
Basic	$(0.36)			$(0.36)
Diluted	$(0.36)			$(0.36)
Net income/(loss) from discontinued operations per share
Basic	$(0.14)			$—
Diluted	$(0.14)			$—
Weighted average shares outstanding
Basic	37,399			37,399
Diluted	37,399			37,399

DZS Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss
For the year ended December 31, 2023
(In thousands, except per share data)

		Asia	Transaction
		Divestiture	Accounting
	Historical	Note 3 (c)	Adjustments	Note 3	Pro Forma
Net revenue	$244,541	$(123,296)	$—		$121,245
Cost of revenue	204,102	(102,169)			101,933
Gross profit	40,439	(21,127)	—		19,312
Operating expenses:
Research and product development	55,780	(21,225)	—		34,555
Selling, marketing, general and administrative	88,260	(18,019)	612	(f)	70,853
Restructuring and impairment charges	4,491	—	—		4,491
Impairment of long-lived assets	3,073	(1,560)	—		1,513
Impairment of goodwill	12,594	(1,642)	—		10,952
Amortization of intangible assets	5,230	—	—		5,230
Total operating expenses	169,428	(42,445)	612		127,595
Operating income/(loss)	(128,989)	21,318	(612)		(108,283)
Interest income/(expense), net	(3,992)	1,292	—		(2,700)
Loss on extinguishment of debt	(594)	—	—		(594)
Other income (expense), net	(864)	1,084	(1,926)	(i)	(1,705)
Income/(loss) before income taxes	(134,439)	23,694	(2,538)		(113,283)
Income tax provision (benefit)	779	(65)	—	(j)	714
Net income/(loss)	(135,218)	23,759	(2,538)		(113,997)

Foreign currency translation adjustments	(2,844)	—	1,819	(h)	(1,025)
Actuarial loss	(941)	—	—		(941)
Comprehensive income/(loss)	$(139,003)	$23,759	$1,819		$(115,963)

Net loss per share
Basic	$(4.29)				$(3.61)
Diluted	$(4.29)				$(3.61)
Weighted average shares outstanding
Basic	31,546				31,546
Diluted	31,546				31,546

DZS INC. AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)
1. BASIS FOR PRO FORMA PRESENTATION
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2024 is presented as if the Asia business divestiture had occurred on March 31, 2024. The unaudited pro forma condensed consolidated statements of comprehensive loss for the three-month period ended March 31, 2024 and for the year ended December 31, 2023 are presented as if the Asia business divestiture had occurred on January 1, 2023. The Company previously recognized the Asia business as discontinued operations within the consolidated financial statements as of and for the three-month period ended March 31, 2024, and therefore those historical financial statements of the Company were previously reported to exclude the results of operations from its Asia business from its continuing operations within its statement of comprehensive loss. Additionally, the assets and liabilities of the Asia business were previously recognized as assets and liabilities held for sale within its statement of balance sheet as of March 31, 2024. For purposes of the unaudited pro forma condensed consolidated statement of comprehensive loss for the year ended December 31, 2023, the exclusion of the operating results of the Asia business have been incorporated within the adjustments labeled “Asia Divestiture.”
The Company reports the results of operations of a business as discontinued operations if a disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when a business is sold and classified as held for sale, in accordance with the criteria of Accounting Standards Codification (“ASC”) Topic 205 Presentation of Financial Statements and ASC Topic 360 Property, Plant and Equipment. The results of discontinued operations are reported in Income from Discontinued Operations, Net of Tax in the statement of comprehensive loss for the current and prior periods commencing in the period in which the business met the criteria of discontinued operations, and includes any gain or loss recognized on closing, or adjustment of the carrying amount to fair value less cost to sell. Assets and liabilities of a business classified as held for sale are recorded at the lower of their carrying amount or estimated fair value less cost to sell. If the carrying amount of the business exceeds its estimated fair value less cost to sell, a loss is recognized. Assets and liabilities related to a business classified as held for sale are segregated in the current and prior balance sheets in the period in which the business is classified as held for sale. Transactions between the businesses held for sale and businesses held for use that are expected to continue to exist after the disposal are not eliminated to appropriately reflect the continuing operations and balances held for sale.
2. SIGNIFICANT ACCOUNTING POLICIES
The accounting policies under U.S. GAAP that were used in the preparation of the unaudited pro forma condensed consolidated financial information are those set forth in the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023 and in its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2024.
3. NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
The unaudited pro forma condensed consolidated financial information has been prepared to give effect of the divestiture of the Asia business as follows:
(a)Represents the Company’s historical condensed consolidated statements of comprehensive loss for the three months ended March 31, 2024 and for the year ended December 31, 2023 and historical condensed consolidated balance sheet as of March 31, 2024, prior to any pro forma adjustments described below.
(b)Represents historical assets and liabilities of the Asia business for the three months ended March 31, 2024.
(c)Represents the historical results of operations of the Asia business for the year ended December 31, 2023.
(d)Represents the $38.1 million purchase price from the sale of the Asia business, which was comprised primarily of the elimination of certain loan and interest balances between DNI and the Company and $3.8 million cash paid to the Company.
(e)Represents the recognition of a net payable amount owed to DNI as a result of operations expected to continue after completion of the divestiture.
(f)Subsequent to March 31, 2024, the Company has incurred additional non-recurring costs of approximately $0.6 million to complete the transaction. These costs primarily relate to accounting, legal and other advisory fees associated with separation activities.
(g)Reflects the removal of the loss from discontinued operations for the three-month period ended March 31, 2024.

DZS INC. AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)
(h)Reflects the reduction in the foreign currency translation adjustments of $1.4 million and $1.8 million in comprehensive loss as a result of the Asia divestiture for the three-month period ended March 31, 2024 and the year ended December 31, 2023, respectively.
(i)Adjustment reflects the provisional net loss on disposition of approximately $1.9 million before taxes and expenses as of the acquisition date, reflecting an approximately $10.4 million loss resulting from reclassifications out of accumulated other comprehensive income partially offset by an $8.5 million gain from divestiture of the Asia net assets.
(j)The estimated tax impacts of the pro forma adjustments are not material to the pro forma financial information.
4. NET LOSS PER SHARE
Represents the net loss per share calculated using the historical weighted average shares outstanding, assuming the Asia divestiture occurred on January 1, 2023. Although the Asia divestiture is reflected as if it had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net loss per share is not changed from the historical amounts for the periods presented as no changes occurred to the Company’s capital structure as a result of these transactions.

(in thousands, except for share and per share data)	For the three-month period ended March 31, 2024	For the year ended December 31, 2023
Pro forma loss attributable to common stockholders	$ (13,535)	$ (113,997)
Pro forma weighted-average shares outstanding, basic and diluted	37,398,862	31,545,605
Net loss per share – basic and diluted	$ (0.36)	$ (3.61)
The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

Share Type	Shares as of March 31, 2024	Shares as of December 31, 2023
Stock options	1,268,124	1,326,817
Unvested restricted stock units	8,016,952	2,897,885
Warrants	6,100,000	199,000